                                                                      Exhibit 23







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of Dexter Corporation on Form S - 8 (File No. 333 - 04081) of our report dated May 28, 1999, on our audits of the financial statements of The Employees' Savings and Profit Sharing Retirement Income Trust of Dexter Corporation and Dexter Corporation, Nonwoven Materials - Plan Portion as of December 31, 1998 and 1997 and for the years then ended, which report is included in this Form 11 - K for the year ended December 31, 1998.





/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Springfield, Massachusetts
June 29, 1999